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                                                                   EXHIBIT 21

                                  SUBSIDIARIES

              Corporation Description                   State of Incorporation
- ----------------------------------------------          ----------------------

- --  MStar Inc.                                                 Delaware
    Favorite Foods Inc.                                        Delaware
      (additionally does business as Avoset Foods)
    Star Specialty Foods Inc.                                  Delaware
      (additionally does business as Bancroft Dairy)
    Avoset International LTD                                   Delaware